UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2008

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Compensation Matters

At its meeting on January 24, 2008, the Compensation, Governance and Nominating Committee (“CGNC” or the “Committee”) of the Board of Directors (“Board”) of PPL Corporation (the “Company”) approved 2008 base salaries for current officers and cash and equity incentive awards for the Company's “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K and in accordance with the applicable instructions to Form 8-K) and for William H. Spence, Executive Vice President and Chief Operating Officer since June 26, 2006.  The following information does not include compensation data for William F. Hecht because he retired as Chairman and Chief Executive Officer as of October 1, 2006.

1.  Base Salary Changes for 2008

The CGNC approved the annual base salaries, effective as of January 1, 2008, of the named executive officers, after a review of performance and competitive market data. The following table sets forth the annual base salary levels of the Company's named executive officers and Mr. Spence for 2008 and 2007.

Name and Position	Year	Salary ($)
James H. Miller Chairman, President and Chief Executive Officer	2008 2007	1,145,000 1,045,000
William H. Spence Executive Vice President and Chief Operating Officer	2008 2007	660,000 600,000
Paul A. Farr Executive Vice President and Chief Financial Officer	2008 2007	500,000 450,000 (1)
Robert J. Grey Senior Vice President, General Counsel and Secretary	2008 2007	425,900 405,600
Paul T. Champagne President-PPL Energy Services Group, LLC	2008 2007	412,000 412,000
Bryce L. Shriver President-PPL Generation, LLC	2008 2007	405,000 390,000
John R. Biggar (Retired as Executive Vice President and Chief Financial Officer April 1, 2007)	2008 2007	0 543,400 (2)

(1)	Mr. Farr’s salary was increased from $409,000 to $450,000 effective April 1, 2007 upon his election as Executive Vice President and Chief Financial Officer, succeeding John R. Biggar.
(2)	Mr. Biggar received his base salary at this annualized rate through his April 1, 2007 retirement date, plus an amount equal to three months of this annualized salary on the date of his retirement.

2.  Short-term Incentive Cash Awards for 2007 Performance

The CGNC authorized annual incentive cash awards to each of the Company's named executive officers (Mr. Biggar received a pro rata award based on his service to the Company prior to his retirement effective April 1, 2007) and Mr. Spence for 2007 performance, as indicated in the following table. The annual incentive cash awards were made pursuant to the Company's Short-term Incentive Plan. The incentive cash awards were made to these executive officers for the achievement of specific, independent goals established by the CGNC in March 2007 (as previously disclosed by the Company) and measured by the Committee at its January 2008 meeting.

Name and Position	Bonus ($)
James H. Miller Chairman, President and Chief Executive Officer	1,604,700
William H. Spence Executive Vice President and Chief Operating Officer	712,000 (1)
Paul A. Farr Executive Vice President and Chief Financial Officer	471,200 (1)
Robert J. Grey Senior Vice President, General Counsel and Secretary	368,000 (1)
Paul T. Champagne President-PPL Energy Services Group, LLC	279,500 (2)
Bryce L. Shriver President-PPL Generation, LLC	262,700 (1)
John R. Biggar (Retired as Executive Vice President and Chief Financial Officer April 1, 2007)	250,300 (3)

(1)
Includes $712,000, $424,080, $368,000 and $131,350, respectively, that Messrs. Spence, Farr, Grey and Shriver exchanged for restricted stock units under the terms of the Company’s Cash Incentive Premium Exchange Program.  Pursuant to this program, an executive officer may exchange all or any portion of the granted cash incentive compensation for restricted stock units equal in value to 140% of the cash exchanged, valued at the per share price of the Company’s common stock on the date of grant.  The closing price of the Company’s common stock on January 24, 2008, the date of grant, was $47.55.

(2)	Includes $251,550 that Mr. Champagne elected to defer under the Company’s Officers Deferred Compensation Plan.
(3)	The incentive award for Mr. Biggar was prorated based on six months of salary eligibility.

3.  Long-term Incentive Equity Awards based upon 2007 Performance

The CGNC authorized grants to the Company's named executive officers and Mr. Spence of long-term incentive equity awards pursuant to the Company's Incentive Compensation Plan, as indicated in the following table. These grants consisted of (i) two restricted stock unit awards with a three-year restriction period, based on the achievement of criteria established by the CGNC in March 2007 (as previously disclosed by the Company) and measured by the Committee at its January 2008 meeting, and (ii) one stock option award; except that Mr. Biggar received a prorated grant of restricted stock units based upon his service prior to his retirement on April 1, 2007, and no stock options.

	Restricted Stock Units (1)
Name and Position	Sustained Financial and Operational Results	Strategic Objective Results	StockOptions (2)
James H. Miller Chairman, President and Chief Executive Officer	30,270	23,210	157,920
William H. Spence (3) Executive Vice President and Chief Operating Officer	13,370	10,250	69,750
Paul A. Farr (3) Executive Vice President and Chief Financial Officer	8,820	6,770	46,030
Robert J. Grey (3) Senior Vice President, General Counsel and Secretary	5,780	4,440	30,180
Paul T. Champagne President-PPL Energy Services Group, LLC	5,320	4,080	27,780
Bryce L. Shriver (3) President-PPL Generation, LLC	5,040	3,870	26,290
John R. Biggar (Retired as Executive Vice President and Chief Financial Officer April 1, 2007)	3,130	2,400	NA

(1)
The number of restricted stock units awarded is equivalent to the dollar value of the award divided by $47.55, the closing price of the Company’s common stock on The New York Stock Exchange on January 24, 2008, the date of grant.

(2)
The exercise price of the stock option awards is $47.55, the closing price of the Company’s common stock on The New York Stock Exchange on January 24, 2008, the date of grant. The stock options become exercisable over a three-year period from the date of grant in equal installments and expire no later than January 24, 2018.

(3)
Messrs. Spence, Farr, Grey and Shriver also were granted 20,960, 12,490, 10,840 and 3,860 restricted stock units, respectively, pursuant to the terms of the Company’s Cash Incentive Premium Exchange Program, which program is described in foot note 1 to the table in item 2 above.

In addition to the equity awards presented in the table, Messrs. Miller, Spence, Farr, Champagne, Grey and Shriver received grants of performance units, a new form of incentive award intended to encourage and reward future performance.  Performance units represent a target number of shares (“Target Award”) of the Company’s common stock that the officer would receive upon the Company’s attainment of the applicable performance goal.  Performance is determined based on the “total shareowner return” (increase in market value of a share of the Company’s common stock plus the value of all dividends paid on a share of the common stock during the applicable performance period, divided by the price of the common stock at the beginning of the performance period) during a three-year performance period (in this case, January 1, 2008 through December 31, 2010).  At the end of the performance period, payout is determined by comparing the Company’s performance to the total shareowner return of the companies included in the S&P Electric Utilities Index (“Index Group”).   Awards are payable on a graduated basis within the following ranges: If the Company’s performance is at or above the 85th percentile of the Index Group, the award is paid at 200 percent of the Target Award; at the 50th percentile of the Index Group, the award is paid at 100% of the Target Award; at the 40th percentile of the Index Group, the award is paid at 50% of the Target Award; and below the 40th percentile, no award is payable.  The CGNC determined that, beginning with the awards to be made in January 2009, grants of performance units will replace the portion of restricted unit grants related to achievement of strategic objective results as a component of Long-term Incentive Awards.

The performance units awarded were as follows:  Mr. Miller – 14,280 units; Mr. Spence – 6,310 units; Mr. Farr – 4,160 units; Mr. Grey – 2,730 units; Mr. Champagne – 2,510 units and Mr. Shriver – 2,380 units.

4.  Incentive Award Targets for 2008 Performance

The CGNC established the short-term and long-term incentive award targets for 2008 performance for the current named executive officers and Mr. Spence. The CGNC plans to establish the performance goals and business criteria for these incentive awards in March 2008, and it will measure the achievement of the performance goals and business criteria and determine any resulting incentive awards for the executive officers in January 2009.

Targets for Short-term Incentive Cash Awards

For the annual incentive cash awards to be made pursuant to the Company's Short-term Incentive Plan, the following award targets as a percentage of base salary have been established: James H. Miller-110%; William H. Spence-85%; Paul A. Farr- 75%; Robert J. Grey- 65%; Paul T. Champagne- 50%; Bryce L. Shriver- 50%. The annual incentive cash awards will be made by applying these target percentages to the percentage of goal attainment as determined by the CGNC.

Targets for Long-term Incentive Equity Awards

For the annual long-term incentive equity awards to be made pursuant to the Company's Incentive Compensation Plan, the following award targets as a percentage of base salary have been established: James H. Miller-325%; William H. Spence-250%; Paul A. Farr-220%; Robert J. Grey-160%; Paul T. Champagne-145%; Bryce L. Shriver-145%. Beginning with awards granted in January of 2009, the total awards will be allocated (i) 40% to a restricted stock unit award with a three-year restriction period, based on the achievement of criteria to be established and measured by the CGNC, (ii) 20% to a performance unit award (as described in item 3 above) with a three-year cumulative performance period, and (iii) 40% to a stock option award. The exercise price of the stock option awards will be the closing price of the Company’s common stock on The New York Stock Exchange on the date of grant. The following table provides the award targets, based on a percentage of base salary.

Name and Position	Restricted Stock Units	Performance Units	Stock Options
	Sustained Financial and Operational Results	Total Shareowner Return
James H. Miller Chairman, President and Chief Executive Officer	130%	65%	130%
William H. Spence Executive Vice President and Chief Operating Officer	100%	50%	100%
Paul A. Farr Executive Vice President and Chief Financial Officer	88%	44%	88%
Robert J. Grey Senior Vice President, General Counsel and Secretary	64%	32%	64%
Paul T. Champagne President-PPL Energy Services Group, LLC	58%	29%	58%
Bryce L. Shriver President-PPL Generation, LLC	58%	29%	58%
John R. Biggar (Retired as Executive Vice President and Chief Financial Officer April 1, 2007)	N/A	N/A	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

Dated:  January 30, 2008